Exhibit 10.1
KUHLMAN COMPANY, INC.

Investor Relations Contact:
James Palczynski or Joe Teklits
Integrated Corporate Relations, Inc.
(203) 682-8200

Company Contact:
Scott Kuhlman, Chief Executive Officer
Kuhlman Company, Inc.
(612) 767-2400

KUHLMAN COMPANY RECEIVES AMEX COMPLIANCE NOTICE

Minneapolis, Minnesota - January 26, 2005 - Kuhlman Company, Inc. (AMEX:KUL), a provider of European-inspired, tailored clothing for men and women, today reported that on September 26, 2006, the Company received notice from the American Stock Exchange (“AMEX”) that the Company was not in compliance with certain of AMEX’s continued listing requirements. Specifically, the Company was not in compliance with Section 1003(a)(ii) of the AMEX Company Guide, the AMEX shareholder equity requirement of shareholder’s equity of less than $4,000,000 and/or net losses in three out of four most recent fiscal years, as well as with Section 1003(a)(iv) of the AMEX Company Guide because, in the opinion of AMEX, the Company’s financial condition is impaired and it appears questionable, in the opinion of AMEX, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. The Company intends to submit a plan to AMEX by October 26, 2006 advising AMEX what action it has taken, or will take, that would bring the Company into compliance. No assurance can be given that AMEX will find such plan acceptable and that The Company can maintain its AMEX listing.

About Kuhlman Company, Inc.
Kuhlman is a specialty retailer and wholesale provider of branded men's and women's apparel, through company-owned retail stores and under private labels through other large retailers. Kuhlman opened its first retail store in July 2003 and now operates 32 retail stores in 13 states. Kuhlman has approximately 140 employees and its corporate office is located in Minneapolis, MN. Additional information regarding Kuhlman and its apparel, and store locations can be found at http://www.kuhlmancompany.com.

Forward-Looking Statements
Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for our business. Although our management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of su2ch plans, objectives and expectations involve risks and uncertainties and our actual future results may be materially different from the plans, objectives and expectations expressed in these forward-looking statements. Specific factors that might cause actual results to differ from our current expectations include, but are not limited to:

•	our ability to anticipate and identify style trends
•	our ability to identify and secure favorable retail locations
•	our ability to establish successful vendor relationships and obtain quality products on a timely basis
•	our ability to hire and develop successful retail salespeople and managers
•	our ability to identify and develop additional wholesale relationships
•	our ability to compete successfully against other retailers and market our styles in a profitable manner, and
•
other factors expressed in our periodic filings with the United States Securities and Exchange Commission, specifically including those risk factors contained in the Company’s current report on Form 8-K filed on June 16, 2005.

For the foregoing reasons, readers and investors are cautioned that there also can be no assurance that the outcomes expressed in our forward-looking statements included in release will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the Company’s objectives and plans will be achieved in any specified time frame, if at all. The Company does not undertake any obligation to update any forward-looking statements or to announce revisions to any forward-looking statements.